Company Contact:	Investor Contact:
Sal Quadrino, CFO Helios & Matheson North America 732-499-8228 squadrino@hmna.com	Joseph M. Zappulla Grannus Financial Advisors, Inc. 212-681-4100 jzappulla@grannusfinancial.com
Helios & Matheson North America Reports Fourth Quarter EPS of $0.12
NEW YORK, New York, February 20, 2007 — Helios & Matheson North America Inc. (“Helios & Matheson”) (Nasdaq Capital Market: HMNA), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 Companies and other large organizations, today reported financial results for its fourth quarter and full year ended December 31, 2006. The Company reported revenue of $6.3 million for the fourth quarter, an increase of 6 percent from the third quarter revenue of $6.0 million, but a decrease of 6 percent from the previous year fourth quarter level of $6.8 million. The Company reported net earnings of $297,000 or $0.12 per diluted share compared to $12,000 or $0.01 per diluted share for the previous quarter in 2006 and $203,000 or $0.08 per diluted share for the fourth quarter last year.
For the year, the Company generated revenue of $24.9 million, which compares to $26.4 million in the previous year. The Company reported net income for 2006 of $852,000 or $0.35 per diluted share, which included $881,000 of net proceeds received in connection with the release of claims relating to the terminated Vanguard transaction. This compares to a net loss of $(484,000) or $(0.22) per basic share last year, which included pretax charges of $1.2 million for costs related to the business combination terminated in August 2005.

	Three Months Ended			Twelve Months Ended
(In 000s except per share amounts)	12-31-06	12-31-05	9-30-06	12-31-06[2]	12-31-05[1]
Revenue	$6,321	$6,755	$5,971	$24,940	$26,432
Gross Profit	$2,042	$2,243	$1,805	$7,271	$7,800
Income/(loss) from operations	$353	$206	$4	$900	$(461)
Net Income (loss)	$297	$203	$12	$852	$(484)
EPS per basic share	$0.12	$0.09	$0.01	$0.36	$(0.22)
EPS per diluted share	$0.12	$0.08	$0.01	$0.35	$(0.22)

[1]	Includes $1.2 million in pretax costs associated with the terminated Vanguard transaction and $134,000 of stock based compensation for the twelve months ended December 31, 2005

[2]	Includes $881,000 of net proceeds received in connection with the release of claims relating to the terminated Vanguard transaction for the twelve months ended December 31, 2006
The Company’s gross margin increased from 30.2 percent in the third quarter to 32.3 percent for the fourth quarter of 2006, due to an increase in higher margin project revenue. Gross margin for 2006 was 29.2 percent compared to 29.5 percent for 2005. Selling, general and administrative costs (SG&A) of $1.6 million in the fourth quarter decreased 7 percent from the previous quarter level in 2006 and decreased 17 percent from the fourth quarter of 2005, as a result of the Company’s ongoing cost management effort. Excluding the proceeds received in 2006 and the costs incurred in 2005 in connection with the terminated transaction, SG&A costs were $7.1 million in 2006, an increase of $205,000 or 3 percent over the prior year level primarily as a result of an increase in other professional fees.
“2006 represented a year of significant change for the company. From March through September, Helios & Matheson Information Technology Ltd. accumulated a 52% equity stake in the company,” commented Shmuel BenTov, Helios & Matheson North America’s president & CEO. “Since April 2006 the company has been working with Helios & Matheson Information Technology Ltd. to develop mutually beneficial, long-term relationships. To advance this relationship, new members were added to our Board of Directors in August 2006. These new members bring significant experience to our company that will support one of our primary objectives, revenue growth. Over the last two quarters, the company returned to profitability after reporting net losses during the first half of the year.” Mr. BenTov added, “We recently completed our name change to Helios & Matheson North America Inc. to better reflect our global reach and our desire to leverage our competencies to support customers in their outsourcing strategies.”
Mr. BenTov concluded, “Financially, Helios & Matheson continues to gain strength. The Company ended 2006 with cash of $3.8 million or $1.62 per share, up from $0.91 per share at the onset of the year, and a current ratio of 3.1. We continue to have no long-term debt.”
Helios & Matheson has scheduled a conference call to present its fourth quarter financial results today, Tuesday, February 20, 2007, at 4:15 pm (EST). Interested parties may access the conference call by dialing 800-745-2189 and providing the following reservation number: 21329129. The live conference call and a replay of the conference call in its entirety will be available via the Internet through MarketWire at http://www.visualwebcaster.com/event.asp?id=37989. A copy of this press release is also available at the Company’s website at http://www.easyir.com/easyir/prss.do?easyirid=F1550FDE4659A723.
About Helios & Matheson North America Inc.
Helios & Matheson has built a reputation for cutting-edge IT and BPO solutions that is exemplified by its impressive roster of Fortune 1000 customers and other large organizations. The Company focuses on a business-oriented, value-added approach to its end-to-end, IT services and business process outsourcing solutions, which include staffing, projects and outsourcing. For over 20 years, the Company has provided complete project life-cycle services in the areas of business intelligence, custom application development, support and maintenance, data supply chain, collaboration, quality assurance, project and application portfolio management, and other specific vertical solutions. The Company has offices in New York City, Clark, New

Jersey, and Bangalore, India. More information about the Company can be found at its web site at www.hmna.com.
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to Helios & Matheson North America’s plans, beliefs and intentions, are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, Helios & Matheson North America’s ability to scale its existing and any new businesses. For a more complete description of the risks that apply to the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2006.
***** Financial Statements Follow *****

HELIOS & MATHESON NORTH AMERICA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)	(unaudited)
Revenues	$24,940,153	$26,431,967	$6,320,980	$6,754,943
Cost of revenues	17,669,075	18,631,523	4,279,232	4,511,913

Gross profit	7,271,078	7,800,444	2,041,748	2,243,030
Operating expenses:
Selling, general & administrative	6,219,836	8,057,417	1,649,222	1,995,975
Depreciation & amortization	151,220	203,678	39,044	40,766

	6,371,056	8,261,095	1,688,266	2,036,741

Income/(Loss) from operations	900,022	(460,651)	353,482	206,289
Other income(expense):
Interest income/(expense)-net	69,021	(7,113)	34,338	(3,685)

	69,021	(7,113)	34,338	(3,685)

Income/(Loss) before income taxes	969,043	(467,764)	387,820	202,604
Provision for income taxes	117,189	16,240	90,938	(748)

Net income/(loss)	851,854	(484,004)	296,882	203,352
Other comprehensive income/(loss) – Foreign currency adjustment	6,876	(2,927)	7,271	(795)

Comprehensive income/(loss)	$858,730	$(486,931)	$304,153	$202,557

Net income/(loss) per share
Basic	$0.36	$(0.22)	$0.12	$0.09

Diluted	$0.35	$(0.22)	$0.12	$0.08

HELIOS & MATHESON NORTH AMERICA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,849,056	$2,156,867
Accounts receivable- less allowance for doubtful accounts of $225,741 at December 31, 2006, and $320,804 at December 31, 2005	3,676,869	3,918,371
Unbilled receivables	316,156	434,563
Prepaid expenses and other current assets	159,398	160,413

Total current assets	8,001,479	6,670,214
Property and equipment, net	457,223	480,845
Goodwill	1,140,964	1,140,964
Other Assets	189,620	201,422

Total assets	$9,789,286	$8,493,445

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,294,929	$2,068,643
Deferred revenue	285,227	220,005

Total current liabilities	2,580,156	2,288,648

Shareholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2006, and December 31, 2005.	—	—

Common stock, $.01 par value; 30,000,000 shares authorized; 2,382,801 issued and outstanding as of December 31, 2006; 2,361,333 issued and outstanding as of December 31, 2005.	23,828	23,614

Paid-in capital	34,607,651	34,462,262
Accumulated other comprehensive loss - foreign currency translation	3,949	(2,927)

Accumulated deficit	(27,426,298)	(28,278,152)

Total shareholders’ equity	7,209,130	6,204,797

Total liabilities and shareholders’ equity	$9,789,286	$8,493,445